Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-94997, 333-157820, 333-175274, 333-200983,333-219921, 333-233353, and 333-261490) of Immersion Corporation (the “Company”) of our report dated March 11, 2024 relating to the consolidated financial statements of the Company for the year ended December 31, 2023, which report appears in this Annual Report on Form 10-K.

/s/ Plante & Moran, PLLC

March 11, 2026

Denver, Colorado